                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 17, 1997
                                                        -----------------

                         BRAKE HEADQUARTERS U.S.A., INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



         Delaware                         0-28640               22-3048534
----------------------------         ----------------          ------------
(State or Other Jurisdiction         (Commission File          (IRS Employer
     of Incorporation)                    Number)         Identification Number)


               33-16 Woodside Avenue, Long Island City, N.Y. 11101
               ---------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (718) 779-4800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

EXPLANATORY NOTE

         This Amendment No. 2 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for November 17, 1997 of Brake Headquarters U.S.A., Inc., a Delaware Corporation (the " Company") is submitted in response to the Securities and Exchange Commission's (the "Commission") comments received by letter dated February 18, 1998. The Pro Forma financial statements previously filed on February 2, 1998 are included herein, and are amended to reflect the Commission's comments. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


          (a)  Financial Statements of Business Acquired

          1 - Independent Auditors' Report, Balance Sheets as of August 31, 1997 and 1996, Statements of Operations and Changes in Investment of Echlin, Inc., and Statements of Cash Flows for each of the three years in the period ended August 31, 1997, and Notes to Financial Statements.

          (b)  Pro Forma Financial Information

          1 - Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997, Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1996 and for the nine months ended September 30, 1997, and Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

               SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               BRAKE HEADQUARTERS U.S.A., INC.
               Registrant

               BY:/S/ Joseph Ende
                  ----------------------------
                  Joseph Ende, President

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.


Balance Sheets as of August 31, 1997 and 1996 and Statements of Operations and Changes in Investment of Echlin, Inc., and of Cash Flows for Each of the Three Years in the Period Ended August 31, 1997 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


WAWD-EAP Automotive Products, Inc.:

We have audited the accompanying balance sheets of WAWD-EAP Automotive Products, Inc. (the "Company") (a wholly owned subsidiary of Echlin, Inc.) as of August 31, 1997 and 1996, and the related statements of operations and changes in investment of Echlin, Inc. and of cash flows for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of WAWD-EAP Automotive Products, Inc. as of August 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 2 to the financial statements, the Company was a wholly owned subsidiary of Echlin, Inc. and received managerial and administrative support from Echlin, Inc. Certain expenses included in the financial statements represent allocations of amounts incurred by Echlin, Inc. As a result, the Company's financial statements may not be indicative of conditions that would have existed or results that would have occurred had the Company operated as an unaffiliated entity.


Deloitte & Touche LLP


San Francisco, California
December 23, 1997

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

BALANCE SHEETS
AUGUST 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                             1997              1996
ASSETS
CURRENT ASSETS:
  Cash                                                  $   176,403        $   184,547
  Accounts receivable, less allowance for doubtful
    accounts of $85,962 and $46,105                       4,998,148          4,820,873
  Inventory, less allowance of $1,111,943 and $847,755   14,016,106         12,759,709
  Prepayments to vendors                                  1,111,513          1,798,645
  Other current assets                                      406,381            554,710
                                                        -----------        -----------
           Total current assets                          20,708,551         20,118,484

PROPERTY AND EQUIPMENT - Net                                824,758          1,314,590

OTHER ASSETS                                                 99,422             78,233

GOODWILL, net of accumulated amortization of $166,131
  and $94,455                                             1,483,057          1,524,733
                                                        -----------        -----------
TOTAL ASSETS                                            $23,115,788        $23,036,040
                                                        ===========        ===========

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 3,547,297        $ 4,040,636
  Due to Echlin, Inc.                                     3,092,058          1,313,082
  Accrued expenses and other current liabilities            693,040            613,801
                                                        -----------        -----------
           Total current liabilities                      7,332,395          5,967,519

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS EQUITY - Investment of Echlin, Inc.         15,783,393         17,068,521
                                                        -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY               $23,115,788        $23,036,040
                                                        ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN INVESTMENT OF ECHLIN, INC.
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                    1997                1996              1995
SALES                                           $45,157,344         $45,176,653        $52,228,383

LESS RETURNS AND ALLOWANCES                       2,535,310           2,643,957          2,598,088
                                                -----------         -----------        -----------
NET SALES                                        42,622,034          42,532,696         49,630,295

COST OF GOODS SOLD                               30,288,825          30,419,329         36,266,632
                                                -----------         -----------        -----------
GROSS PROFIT                                     12,333,209          12,113,367         13,363,663

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                      (11,766,835)        (11,299,068)       (12,774,713)

CORPORATE ASSESSMENT FROM
  ECHLIN, INC.                                   (1,072,701)         (1,291,000)        (1,626,800)
                                                -----------         -----------        -----------
LOSS FROM OPERATIONS                               (506,327)           (476,701)      (1,037,850)

OTHER INCOME (EXPENSE), Net                        (122,881)           (103,619)            23,950
                                                -----------         -----------        -----------
LOSS BEFORE INCOME TAX BENEFIT                     (629,208)           (580,320)        (1,013,900)

INCOME TAX BENEFIT                                  424,080             567,931            676,810
                                                -----------         -----------        -----------
NET LOSS                                           (205,128)            (12,389)          (337,090)


INVESTMENT OF ECHLIN, INC., BEGINNING            17,068,521          18,184,910         19,320,136

DISTRIBUTIONS TO ECHLIN, INC.                    (1,080,000)         (1,104,000)          (798,136)
                                                -----------         -----------        -----------
INVESTMENT OF ECHLIN, INC., ENDING              $15,783,393         $17,068,521        $18,184,910
                                                ===========         ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                1997                1996               1995
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Cash received from customers                              $42,852,264         $44,040,519        $53,054,671
  Cash paid to suppliers and employees                      (41,644,877)        (42,120,734)       (52,622,358)
                                                            -----------         -----------        -----------
           Net cash provided by operating activities          1,207,387           1,919,785            432,313
                                                            -----------         -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                         (135,531)           (348,109)          (103,893)
  Proceeds from the sale of fixed assets                                             30,116             43,030
                                                            -----------         -----------        -----------
           Net cash used in investing activities               (135,531)           (317,993)           (60,863)
                                                            -----------         -----------        -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Distributions to Echlin, Inc.                              (1,080,000)         (1,104,000)          (798,136)
                                                            -----------         -----------        -----------
NET INCREASE (DECREASE) IN CASH                                  (8,144)            497,792           (426,686)

CASH AT BEGINNING OF YEAR                                       184,547            (313,245)           113,441
                                                            -----------         -----------        -----------
CASH AT END OF YEAR                                         $   176,403         $   184,547        $  (313,245)
                                                            -----------         -----------        -----------
RECONCILIATION OF NET LOSS
  TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Net loss                                                  $  (205,128)        $   (12,389)       $  (337,090)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                               374,279             353,936            383,237
    Provision for doubtful accounts                              39,857                 746            513,827
    Provision for inventory reserve                             264,188             257,647           (133,431)
    Loss on sale of fixed assets                                                     32,509
    Changes in assets and liabilities:
      Accounts receivable                                      (217,132)            421,931            969,925
      Inventory                                              (1,520,585)          3,409,519          2,695,692
      Prepayments and other current assets                      835,461             482,809            494,798
      Other assets                                              (21,189)            (59,611)             5,430
      Due to Echlin, Inc.                                     1,778,976          (3,851,584)         1,400,433
      Account payable and accrued expenses                     (121,340)            884,272         (5,560,508)
                                                            -----------         -----------        -----------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES                                      $ 1,207,387         $ 1,919,785        $   432,313
                                                            ===========         ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Business - WAWD-EAP Automotive Products, Inc. (the "Company") sells after-market automotive parts to retailers and wholesalers. The Company operates five wholesale warehouses in New Jersey, Georgia, Texas and California. The Company was a wholly owned subsidiary of Echlin, Inc. ("Echlin").

     Sale of the Company - On November 17, 1997, substantially all of the Company's net assets were acquired by Brake Headquarters U.S.A., Inc.

     Basis of Presentation - The accompanying financial statements have been prepared from the separate records maintained by the Company. The Company did not maintain stand-alone corporate, treasury, tax or similar support functions. The purchase price adjustments from the acquisition of the Company by Echlin in 1994 have been reflected on a push-down basis in the accompanying financial statements. Certain expenses included in the financial statements represent allocations of amounts incurred by Echlin (see Note 2). As a result, the accompanying financial statements may not be indicative of the conditions that would have existed or results that would have occurred if the Company had been operated as an unaffiliated entity.

     Inventory, consisting of after-market automotive finished goods, is stated at the lower of cost (first-in, first-out method) or market.

     Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets (5 to 10 years). Leasehold improvements are amortized over the lesser of the term of the respective lease or the estimated useful lives of the improvements (5 to 10 years).

     Goodwill, which resulted from the acquisition of the Company by Echlin, is being amortized over 40 years.

     Foreign currency transaction gains and losses are included in cost of goods sold.

     Revenue Recognition - Revenue from the sale of products is recognized upon shipment.

     Income Taxes - The Company's operations were included in the consolidated tax returns of Echlin. The Company's income tax benefit was allocated to the Company by Echlin based on Echlin's ability to utilize the Company's net operating losses.

     Concentration of Credit Risk - The Company's customer base consists primarily of retailers and wholesalers of after-market automotive replacement parts throughout North America. On a geographic basis, no area has a disproportionate concentration of credit risk. During the years ended August 31, 1997, 1996 and 1995, less than 1% of the Company's sales were derived from foreign customers. Although the Company is directly affected by the well-being of the after-market automotive replacement parts industry, management does not believe significant credit risk exists at August 31,

     1997. The Company performs ongoing credit evaluations of its customers' financial condition. When amounts on specific accounts receivable are judged to be uncollectable by management, those amounts are charged to the allowance for doubtful accounts. During the year ended August 31, 1995, the Company wrote off approximately $900,000 to one customer filing bankruptcy, which accounted for approximately 2% of the Company's net sales.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

2.   RELATED PARTY TRANSACTIONS WITH ECHLIN

     Charges from Echlin were included in the Company's statements of operations as follows:


                                                         1997          1996          1995
     Selling, general and adminstrative expenses:
      Employee benefits and related expenses         $  859,056    $  465,847    $  433,329
      Other                                              33,990        32,397        34,292
     Corporate assessment from Echlin                 1,072,701     1,291,000     1,626,800
     Income tax benefit                                (424,080)     (567,931)     (676,810)



     Employee benefits and related expenses were charged by Echlin based upon actual employee benefits and other related expenses paid by Echlin. The corporate assessment from Echlin was allocated to the Company by Echlin based on the criteria determined by Echlin. Distributions made to Echlin of $1,080,000, $1,104,000 and $798,136 in the years ended August 31, 1997,
     1996 and 1995, respectively, were based upon the investment balance of Echlin in the Company.

     Management of the Company believes that the related party charges from Echlin are not necessarily indicative of expenses that would have been incurred by the Company on a stand-alone basis.

3.   COMMITMENTS AND CONTINGENCIES

     The Company leases warehouse and office space under noncancelable operating leases. Aggregate future minimum lease payments are as follows:


        Year ending August 31, 1997:
         1998                           $  723,104
         1999                              530,618
         2000                              336,814
         2001                              214,606
         2002                              221,044
         Thereafter                         74,404
                                        ----------
         Total                          $2,100,590
                                        ==========


     Rent expense for the years ended August 31, 1997, 1996 and 1995 was $769,479, $698,202 and $523,180, respectively.

4.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at August 31, 1997 and 1996:


                                                               1997           1996
         Leasehold improvements                             $  235,711     $  153,684
         Machinery and equipment                             1,709,086      1,948,342
                                                            ----------     ----------
           Total                                             1,944,797      2,102,026

         Less accumulated depreciation and amortization     (1,120,039)      (787,436)
                                                            ----------     ----------
         Total property and equipment -- net                $  824,758     $1,314,590
                                                            ==========     ==========


     For the years ended August 31, 1997, 1996 and 1995, depreciation and amortization expense was $332,603, $312,264 and $338,981, respectively.

                                     ******

                         BRAKE HEADQUARTERS U.S.A., INC.

                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

The following are the unaudited pro forma condensed consolidated balance sheets of the Company at September 30, 1997 and the unaudited pro forma consolidated statements of income of the Company for the year ended December 31, 1996 and the nine months ended September 30, 1997 (the "Pro Forma Financial Statements"). The pro forma statements of income are based on the historical results of the Company and give effect to (i) the acquisition by way of a merger of substantially all of the assets and certain liabilities of WAWD-EAP Automotive Products, Inc. ("WAWD") on November 17, 1997 and (ii) borrowings to finance the WAWD acquisition (collectively, the "Transactions") as if the Transactions had occurred on January 1, 1996. The pro forma balance sheet gives effect to the Transactions as if they had occurred on September 30, 1997. The Pro Forma Financial Statements do not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had the Transactions been completed as of the dates or for the periods presented, or to project the Company's financial position or results of operations at any future date or for any future period. The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. In the opinion of management, all adjustments necessary to present fairly such Pro Forma Financial Statements have been made.


The acquisition of WAWD has been accounted for under the purchase method of accounting. The total purchase price was allocated to the assets and liabilities acquired based upon their relative fair values at the closing date.

                 BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

            Unaudited Pro Forma Condensed Consolidated Balance Sheet

                                                           Brake
                                                       Headquarters            WAWD                                  Pro Forma
                                                         9/30/97             8/31/97          Adjustments          Consolidated
                                                    --------------       ------------        ---------------       -------------

 ASSETS
 Current assets                                       $ 17,870,938       $ 20,708,551        $    758,500 (a)       $ 39,161,586
                                                                                                 (176,403)(b)
 Property and equipment, net                             1,513,616            824,758            (824,758)(c)          1,513,616
 Other assets                                              464,936             99,422             (99,422)(b)            774,936
                                                                                                  310,000 (e)
 Goodwill, net                                                              1,483,057          (1,483,057)(b)
 Deferred tax asset                                        101,988                                                       101,988
                                                     --------------      -------------       -------------          -------------
      Total Assets                                    $ 19,951,478       $ 23,115,788        $ (1,515,140)          $ 41,552,126
                                                     ==============      =============       =============          =============


 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities                                   $ 3,395,337        $ 7,332,395        $ (3,232,164)(c)       $ 12,322,731
                                                                                                1,520,000 (d)
                                                                                                3,307,163 (c)
 Long-term debt                                         10,191,891                              7,900,000 (d)         18,091,891
 Deferred credit                                                                                3,732,104 (c)          3,732,104
 Shareholders' equity                                    6,364,250         15,783,393         (15,783,393)(b)          7,405,400
                                                                                                  668,650 (c)
                                                                                                  292,500 (c)
                                                                                                   80,000 (f)
                                                     --------------      -------------       -------------          -------------
      Total liabilities and shareholders' equity      $ 19,951,478       $ 23,115,788        $ (1,515,140)          $ 41,552,126
                                                     ==============      =============       =============          =============

      See notes to unaudited pro forma condensed consolidated balance sheet

                 BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

        Unaudited Pro Forma Condensed Consolidated Statements Of Income
                  For The Nine Months Ended September 30, 1997


                                                       Brake                                                           Pro Forma
                                                   Headquarters              WAWD              Adjustments           Consolidated
                                                   -------------         ---------------       -----------         ----------------
 Sales                                             $ 23,374,179          $34,675,400                               $    58,049,579
   Less returns and allowances                       (1,327,824)          (1,931,310)                                   (3,259,134)
                                                   -------------         ------------          -----------          --------------
 Net sales                                           22,046,355           32,744,090                                    54,790,445
 Cost of goods sold                                  16,083,282           23,091,730                                    39,175,012
                                                   -------------         ------------          -----------          --------------
 Gross profit                                         5,963,073            9,652,360                                    15,615,433



 Selling, general and administrative expenses         5,396,060            9,069,316           $ (280,000) (a)          13,886,917
                                                                                                  (53,757) (b)
                                                                                                 (244,702) (b)
 Corporate Assessment from Echlin, Inc.                                      816,703             (653,000) (e)             163,703
                                                   -------------         ------------          -----------          --------------

 Income from operations                                 567,013             (233,659)           1,231,459                1,564,813
                                                   -------------         ------------          -----------          --------------
 Other income (expense):
   Other income                                         221,087                                                            221,087
   Interest expense                                    (614,295)                                 (687,750) (c)          (1,302,045)
  Other expense                                                              (52,780)                                      (52,780)
                                                   -------------         ------------          -----------          --------------
                                                       (393,208)             (52,780)            (687,750)              (1,133,738)
                                                   -------------         ------------          -----------          --------------

 Income (loss) before income taxes                      173,805             (286,439)             543,709                  431,075
 (Provision) benefit for income taxes                   (69,500)             108,800             (211,700) (d)            (172,400)
                                                   -------------         ------------          -----------          --------------
 Net income (loss)                                    $ 104,305          $  (177,639)           $ 332,009           $      258,675
                                                   =============         ===============       ===========          ==============

 Net income per common share (f)                      $     .02                                                          $ .06
                                                   =============                                                    ==============


              The Company incurred a net loss of $949,330 for the year ended December 31, 1997 which included the results of operations of WAWD from November 17, 1997 (date of acquisition) through December 31, 1997.

             Certain changes were made as of September 30, 1997 to reflect information that was obtained during the course of the audit of the Company's consolidated financial statements for the year ended December 31, 1997.


  See notes to unaudited pro forma condensed consolidated statements of income.

                 BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

        Unaudited Pro Forma Condensed Consolidated Statements Of Income
                      For The Year Ended December 31, 1996




                                                       Brake                                                Pro Forma
                                                    Headquarters            WAWD         Adjustments      Consolidated
                                                    ------------        -------------    ------------     -------------

 Sales                                             $ 35,948,479         $ 45,097,043                      $ 81,045,522
   Less returns and allowances                       (3,349,383)          (2,738,564)                       (6,087,947)
                                                   -------------        -------------    -----------      -------------
 Net sales                                           32,599,096           42,358,479                        74,957,575
 Cost of goods sold                                  24,275,020           30,424,146                        54,699,166
                                                   -------------        -------------    -----------      -------------
 Gross profit                                         8,324,076           11,934,333                        20,258,409


 Selling, general and administrative expenses         8,083,225           11,456,645     $ (373,000)(a)      7,315,218
                                                                                            (71,676)(b)
                                                                                           (323,331)(b)
 Corporate Assessment from Echlin, Inc.                                    1,217,000       (967,000)(e)        250,000
                                                   -------------        -------------    -----------      -------------

 Income (loss) from operations                          240,851             (739,312)     1,735,007          1,236,546
                                                   -------------        -------------    -----------      -------------
 Other income (expense):
   Interest expense                                    (875,305)                           (997,800)(c)     (1,873,105)
   Other expense                                                             (37,366)                          (37,366)
                                                   -------------        -------------    -----------      -------------
                                                       (875,305)             (37,366)      (997,800)        (1,910,471)
                                                   -------------        -------------    -----------      -------------

 Income (loss) before  income taxes                    (634,454)            (776,678)       737,207           (673,925)
 Benefit (provision) for income taxes                   168,000              295,000       (207,000)(d)        256,000
                                                   -------------        -------------    -----------      -------------
 Net income (loss)                                 $   (466,454)        $   (481,678)     $ 530,207         $ (417,925)
                                                   ============         =============     =========       =============

 Net loss per common share (f)                     $       (.13)                                            $     (.09)
                                                   =============                                          =============




         Certain changes were made as of December 31, 1996 to reflect information that was obtained during the course of the audit of the Company's consolidated financial statements for the year ended December 31, 1997.

  See notes to unaudited pro forma condensed consolidated statements of income.

                         BRAKE HEADQUARTERS U.S.A., INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


On November 17, 1997, in a series of transactions, the Company acquired by way of merger substantially all of the assets and certain liabilities of WAWD-EAP Automotive Products, Inc. ("WAWD") for a total purchase price (including acquisition costs) of $8,341,400 in cash, and 130,000 shares of the Company's common stock valued at $961,250. Fifty Thousand of the shares issued were held in escrow for up to 15 months as security for certain indemnification obligations. The shares held in escrow retain all voting and dividend rights and are included in pro forma common shares outstanding for all periods presented. In May 1998 the escrowed shares were released upon mutual agreement of the parties. The Company has accounted for the acquisition of WAWD under the purchase method of accounting. The Company's historical balance sheet at September 30, 1997 and the results of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 do not include WAWD as the acquisition was completed subsequent to September 30, 1997. The excess of the estimated fair market value of the net assets acquired over the purchase price was first utilized to reduce long-term assets acquired with the remaining excess of $3,732,100 recorded as a deferred credit (negative goodwill), which is being amortized over a 10 year period.


WAWD has an August 31 fiscal year end. The unaudited pro forma consolidated statements of income for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect the results of operations as though the acquisition of WAWD had occurred on January 1, 1996. Accordingly, WAWD's results of operations were adjusted to conform to the Company's year end. The unaudited pro forma condensed consolidated balance sheet reflects the acquisition of WAWD as though the acquisition occurred on September 30, 1997.

Dated: May 20, 1998

                       NOTES TO CONSOLIDATED BALANCE SHEET

The accompanying pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared as if the acquisition of WAWD had occurred on September 30, 1997 and reflects the following adjustments:


(a)  The adjustment to cash is comprised of:

         Proceeds from the loan from The CIT Group                 $ 7,900,000

         Proceeds from the convertible subordinated debentures       1,000,000

         Proceeds from subordinated promissory notes                   600,000

         Purchase price paid to Echlin, Inc.                        (7,900,000)

         Purchase price paid to stockholders                          (162,000)


         Fees and expenses relating to the acquisition of
         WAWD and issuance of debt                                    (679,500)
                                                                     ---------
                                                                     $ 758,500
                                                                     =========


(b) Reflects the elimination of assets and liabilities of WAWD that will be retained by Echlin, Inc. and therefore are excluded from the acquisition as follows:


         Cash                               $    176,403
         Other assets                             99,422
         Goodwill, net                         1,483,057
         Current liabilities                  (3,232,164)
         Shareholder's equity                (15,783,393)



(c) Reflects management's allocation of the purchase price in accordance with the purchase method of accounting as follows:


          Purchase price:

             Cash purchase price paid to stockholders             $  162,000
             Fair  value of common stock
               issued to stockholders                                668,650
             Purchase price paid to Echlin, Inc.                   7,900,000
             Fees and expenses                                       369,500
             Fair  value of common stock issued to consultant        292,500
                                                                  ----------
                                                                  $9,392,650
                                                                  ==========

         The purchase price is allocated as follows to assets and liabilities acquired:

                                         Historical             Fair
                                            Cost                Value            Adjustment
                                            ----                -----            ----------

         Accounts receivable           $  4,998,148         $  4,998,148         $      --
         Inventory                       14,016,106           14,016,106                --
         Other current assets             1,517,894            1,517,894                --
         Property and equipment             824,758                 --              (824,758)
         Current liabilities             (4,100,231)          (7,407,394)         (3,307,163)
         Deferred credit                       --             (3,732,104)         (3,732,104)
                                       ------------         ------------         -----------


                                       $ 17,256,675         $  9,392,650         $(7,864,025)
                                       ============         ============         ===========




(d)  Reflects the financing of the WAWD acquisition as follows:

       Long - term debt:

           Loan from The  CIT Group                                 $7,900,000
                                                                    ==========

       Short - term debt:
           Convertible subordinated debentures, net of discount     $  920,000
           Subordinated promissory notes                               600,000
                                                                    ----------
                                                                    $1,520,000
                                                                    ===========


(e) Reflects deferred financing costs of $ 310,000. These costs will be amortized over the terms of the related financings.

(f) Reflects the fair value of the warrants issued ($80,000) in connection with the convertible subordinated debentures.

                   NOTES TO CONSOLIDATED STATEMENTS OF INCOME


The accompanying pro forma condensed consolidated statements of income for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared by combining the historical results of the Company and WAWD for such respective periods and reflect the following adjustments:


     (a) Reflects the amortization of the deferred credit (negative goodwill) of $ 3,732,104 over 10 years.


     (b) Reflects the elimination of amortization of WAWD goodwill and depreciation of fixed assets.

     (c) Reflects the interest expense related to the financing of the WAWD acquisition as follows:

                                             Year End          Nine Months Ended
                                         December 31, 1996    September 30, 1997
                                         -----------------    ------------------


         Loan from The CIT Group of
         $7,400,000 at 9.5%                  $703,000               $527,250

         Issuance of 5% $1,000,000
         convertible subordinated
         debentures plus amortization         130,000                 37,500
         of  $80,000 discount

         Issuance of 8% $600,000
         subordinated promissory notes         48,000                 36,000

         Amortization of deferred
         financing costs                      116,000                 87,000
                                             --------               --------
                                             $997,000               $687,750
                                             ========               ========


          Loan of $7.4 million reflects the borrowing of $7.9 million less the $500,000 equity contribution to WAWD which repaid a portion of the loan balance as a condition of financing.

     (d) For pro forma purposes, the income tax provision was calculated to arrive at a consolidated benefit of 38% of pretax loss for the year ended December 31, 1996 or a provision of 40% of pretax income for the nine months ended September 30, 1997.

     (e) Reflects the elimination of that portion of the corporate assessment from Echlin Inc. which will not be incurred subsequent to the acquisition.

     (f)  Net income (loss) per common share is computed by dividing net income
          (loss) by the weighted average number of common shares outstanding (including shares held in escrow) and dilutive common equivalent shares outstanding.